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                                                                   EXHIBIT 24(b)
                       FIXED ACCOUNT ANNUITIZATION OPTION


                                POWER OF ATTORNEY



            KNOW ALL MEN BY THESE PRESENTS:


            That I, JAY S. BENET of West Hartford, Connecticut, Director, Senior Vice President and Chief Financial Officer, Chief Accounting Officer and Controller of The Travelers Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form S-2 or other appropriate form under the Securities Act of 1933 for certain fixed payout annuity contracts to be offered by The Travelers Insurance Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

            IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of January 1999.



                            /s/ Jay S. Benet
                            Director, Senior Vice President
                            Chief Financial Officer,
                            Chief Accounting Officer and Controller
                            The Travelers Insurance Company